Exhibit 4.4

FIRST SUPPLEMENTAL INDENTURE

TO BE DELIVERED IN CONNECTION WITH THE ASSUMPTION

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 6, 2022, among the Entegris, Inc. (the “Company”), Entegris Escrow Corporation (the “Escrow Issuer”), the Guarantors party hereto and Truist Bank, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of June 30, 2022 (the “Indenture”), providing for the issuance of 5.950% Senior Unsecured Notes due 2030 (the “Notes”);

WHEREAS, Section 803 of the Indenture requires the Company to execute this Supplemental Indenture upon consummation of the Assumption on the Effective Date;

WHEREAS, Section 1211 of the Indenture requires certain of the Company’s direct and indirect subsidiaries (including the Target and certain of its direct and indirect subsidiaries) (the “Assumption Guarantors”) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Assumption Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Company, the Assumption Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.            CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            AGREEMENT TO BE BOUND. The Company hereby assumes the Escrow Issuer’s obligations for the due and punctual payment of the principal of and interest, and any Applicable Premium, if applicable, on all Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of the Escrow Issuer. The Company is hereby substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture with the same effect as if the Company had been named as the Issuer in the Indenture, and the Company is a successor corporation under the Indenture.

3.            AGREEMENT TO GUARANTEE. Each of the Assumption Guarantors hereby agrees to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in the Indenture, including, but not limited to, Article 12 thereof and to be bound by all applicable provisions of the Indenture and the Notes.

4.            GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.            RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.            COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Supplemental Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other such electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other such electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

7       EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

8.       THE TRUSTEE. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each of the Assumption Guarantors and the Issuer.

9.       SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: July 6, 2022

ENTEGRIS ESCROW CORPORATION

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer

[Signature page to Supplemental Indenture (Unsecured)]

entegris, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris gp, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris international holdings iv llc

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris international holdings v llc

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris international holdings, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris pacific ltd.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Vice President and Treasurer

entegris professional solutions, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature page to Supplemental Indenture (Unsecured)]

entegris specialty materials, llc

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

entegris taiwan holdings, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President, Chief Financial Officer and Treasurer

poco graphite, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Vice President and Treasurer

[Signature page to Supplemental Indenture (Unsecured)]

cmc materials, inc.

By:	/s/ Gregory B. Graves
Name: Gregory B. Graves
Title: Executive Vice President and Chief Financial Officer

CMC MATERIALS GLOBAL CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

QED TECHNOLOGIES International, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

NEXPLANAR CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

INTERNATIONAL TEST SOLUTIONS, LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

CMC MATERIALS KMG CORPORATION

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

KMG-BERNUTH, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

[Signature page to Supplemental Indenture (Unsecured)]

CMC MATERIALS EC, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

VAL-TEX, LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

SEALWELD (USA), INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

SEALWELD CORPORATION (2003), INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

KMG-FLOWCHEM, INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

FLOWCHEM LLC

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

FLX INC.

By:	/s/ H. Carol Bernstein
Name: H. Carol Bernstein
Title: Vice President, Secretary and General Counsel

[Signature page to Supplemental Indenture (Unsecured)]

TRUIST BANK, as Trustee

By:	/s/ Thomas Clower
Name: Thomas Clower
Title: Vice President

[Signature page to Supplemental Indenture (Unsecured)]